Exhibit 32.1

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Chinook Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2022 (the “Report”), Eric L. Dobmeier, President, Chief Executive Officer and Director of the Company, and Eric H. Bjerkholt, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2022

/s/ Eric L. Dobmeier
Eric L. Dobmeier
President, Chief Executive Officer and Director

/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Chinook Therapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.